Exhibit 4.9.6

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 8, 2012 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), and the other Borrowers signatory hereto.

RECITALS

A.                                   Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                     Borrowers have requested that Agent and the Lenders amend the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.                                     Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Amendments to Loan Agreement.

(a)                                  The following definitions are hereby added to Section 1.1 of the Loan Agreement in their proper alphabetical order:

“Term Debt Cash Collateral: the funds maintained in a blocked Deposit Account of Borrowers, which funds may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds; provided that, for clarification, no Term Debt Cash Collateral shall also constitute Pledged Cash and no Pledged Cash shall also constitute Term Debt Cash Collateral.”

“Term Debt Reserve:  (i) with respect to any of the Term Debt, a reserve established by the Agent at any time on or after the date that is ninety (90) days prior to the maturity date of such Term Debt, which reserve does not exceed the outstanding principal amount of such Term Debt, plus any other amounts owing with respect to, or to be paid in respect of, such Term Debt on or prior to the maturity date thereof; less (ii) the amount of the Term Debt Cash Collateral.  If the result of the foregoing is a negative number, then the Term Debt Reserve shall be zero (-0-).”

“Term Debt Reserve Shortfall Date:  each date that Agent establishes a Term Debt Reserve, unless at such time, (x) if there are no Revolver Loans or LC Obligations outstanding, Availability is greater than zero ($0), or (y) if there are any Revolver Loans or LC Obligations outstanding, the aggregate amount of such outstanding Revolver Loans and LC Obligations does not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation).”

(b)                                 The definition of “Availability Reserve” in Section 1.1 of the Loan Agreement is hereby amended by:

(i)                                     deleting the “and” at the end of clause (l) of such definition,

(ii)                                  amending and restating clause (m) thereof as follows:

“(m)                         the Term Debt Reserve; and”

(iii)                               adding the following new clause (n) immediately following clause (m) of such definition:

“(n)                           such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.”

(c)                                  The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Litigation Reserve, minus the Availability Block, minus the Fly Ash Reserve, minus the Term Debt Reserve; or (b) the sum of the HRI Borrowing Base, plus the Tapco Borrowing Base, plus the Eldorado Borrowing Base, plus the SCP Borrowing Base, plus 100% of Pledged Cash, minus the Availability Reserve.”

(d)                                 The definition of “Pledged Cash” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Pledged Cash: the funds maintained in a blocked Deposit Account of Borrowers, which may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds; provided that, for clarification, no Pledged Cash shall also constitute Term Debt Cash Collateral and no Term Debt Cash Collateral shall also constitute Pledged Cash.”

(e)                                  The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Termination Date: the earlier of: (x) any Term Debt Reserve Shortfall Date, or (y) October 27, 2014.”

(f)                                    Clause (o) of the definition of “Tapco Eligible Accounts” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(o)                           [Intentionally Omitted]; or”

(g)                                 Clause (o) of the definition of “Tapco Eligible Inventory” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(o)                           [Intentionally Omitted]; and”

(h)                                 Section 10.2.1(p) of the Loan Agreement is hereby amended by adding “ the” immediately following the comma before the term “Senior Notes Refinancing Debt”.

2.                                       Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)                                  Amendment.  Agent shall have received this Amendment and the attached Acknowledgement by Guarantors, executed by Borrowers, Guarantors and each Lender in a sufficient number of counterparts for distribution to all parties.

(b)                                 Amendment Fee.  Agent shall have received, for the ratable benefit of the Lenders, a non-refundable amendment fee in an amount equal to 0.15% times the aggregate Revolver Commitments of all Lenders, which shall be fully earned and due and payable on the date of this Amendment.

(c)                                  Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(d)                                 No Default.  No event has occurred and is continuing that constitutes an Event of Default.

(e)                                  Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

3.                                       Fifth Amendment Amendment Fee.  Each Lender party to that certain Fifth Amendment to Loan and Security Agreement and Fourth Amendment to Guaranty and Security Agreement, dated as of April 26, 2012, by and among Agent, the Lenders signatory thereto, each Borrower and each Guarantor (the “Fifth Amendment”), hereby acknowledges and agrees that the amendment fee due and payable under Section 5 of the Fifth Amendment is hereby waived in all respects.

4.                                       Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)                                  Authority.  Each Borrower has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Borrower.  This Amendment and each Loan Document to which each Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.                                       Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

6.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

7.                                       Reference to and Effect on the Loan Documents.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.                                       Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9.                                       Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower as against Agent or any Lender with respect to the Obligations.

10.                                 Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.                                 Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

METAMORA PRODUCTS CORPORATION OF
ELKLAND,
a Pennsylvania corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS,
INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS,
LLC,
a Texas limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO G-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

METAMORA PRODUCTS CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

MTP, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ATLANTIC SHUTTER SYSTEMS, INC.,
a South Carolina corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

INSPIRE SERVICES, LLC,
a Michigan limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

STONECRAFT SALES, LLC,
a Michigan limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Monirah J. Masud
Name:	Monirah J. Masud
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Meredith G. Gall
Name:	Meredith G. Gall
Title:	Vice President

ZIONS FIRST NATIONAL BANK,
as a Lender

By:	/s/ Tracy A. Groll
Name:	Tracy A. Groll
Title:	Senior Vice President

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of May 8, 2012

Each of the undersigned, being a Guarantor (each a “Guarantor” and, collectively, the “Guarantors”) under that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), hereby acknowledges and agrees to the foregoing Sixth Amendment to Loan and Security Agreement (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment.  Although Agent has informed Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Agent has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

GUARANTORS:

HEADWATERS INCORPORATED,
a Delaware corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS PLANT SERVICES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer